Exhibit 99.1

Investor Contact:	Tom MacGillivray Phoenix, AZ (PDT) 480/693-5025

Media Contact:	Patty Nowack Phoenix, AZ (PDT) 480/693-5729

FOR IMMEDIATE RELEASE: Friday, May 18, 2001

AMERICA WEST PRIVATELY PLACES
$427 MILLION OF PASS THROUGH CERTIFICATES

      PHOENIX — America West Airlines, Inc., (NYSE:AWA) today announced the completion of a private placement of $427 million of Enhanced Equipment Trust Certificates issued in connection with the financing of 14 Airbus A319 and A320 aircraft.

     The certificates were issued in three classes, including $325 million of 7.10 percent Class G Certificates, $57 million of 8.37 percent Class C Certificates and $45 million of floating rate Class D Certificates. The combined effective interest rate on the $427 million is 7.66 percent. Additional details about the certificates are described in the attachment to this press release.

      This press release does not constitute an offer to sell or a solicitation of an offer to buy securities. The certificates were issued only to qualified institutional buyers. The certificates have not been registered under U.S. or state securities laws and may not be offered, sold or resold in the United States absent registration or an applicable exemption from the registration requirements.

      The pass through trust certificates were issued by separate pass through trusts that will hold equipment notes issued upon delivery of each financed aircraft. The equipment notes will be secured by a security interest in the aircraft. The equipment notes will be issued in connection with either a leveraged lease financing or a mortgage financing of the relevant aircraft, at America West’s election.

      Ambac Assurance Corporation will issue an insurance policy to support the payment of principal and interest on the Class G certificates.

      The nine Airbus A319 and five A320 aircraft that are the subject of this financing are scheduled to be delivered to America West between May 2001 and May 2002.

      America West Airlines, the nation’s ninth-largest carrier, serves 92 destinations with more than 900 daily departures in the U.S., Canada and Mexico. Along with its codeshare partners, America West serves more than 180 destinations worldwide. America West Airlines is a wholly owned subsidiary of America West Holdings Corporation, an aviation and travel services company with 2000 sales of $2.3 billion.

      This press release, as well as releases issued in the past year by America West Holdings and its affiliates, can be accessed on the America West Internet site at www.americawest.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause America West’s actual results and financial position to differ materially from these statements. The risks and uncertainties include, but are not limited to, the cyclical nature of the airline industry, competitive practices in the industry, the impact of changes in fuel prices, relations with unionized employees generally and the impact of the process of negotiation of labor contracts on the company’s operations, the outcome of negotiations of collective bargaining agreements and the impact of these agreements on labor costs, the impact of industry regulation and other factors described from time to time in the company’s publicly available SEC reports. The company undertakes no obligation to publicly update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

—attachment follows—

AMERICA WEST AIRLINES
2001-1 PASS THROUGH TRUSTS
PASS THROUGH CERTIFICATES, SERIES 2001-1

SUMMARY OF TERMS

Common Terms

Issuer:	America West Airlines, Inc.

Series:	2001-1

Settlement:	May 17, 2001

Issue Type:	Enhanced Pass Through Equipment Trust Certificates

Class G

Amount:	$325.1 million

Moody’s Rating:	Aaa

S & P Rating:	AAA

Coupon:	7.10%

Final Expected Distribution Date:	April 2, 2021

Initial Average Life:	12.0 years

Class C

Amount:	$57.0 million

Moody’s Rating:	Ba1

S & P Rating:	BBB+

Coupon:	8.37%

Final Expected Distribution Date:	April 2, 2007

Initial Average Life:	4.0 years

Class D

Amount:	$45 million

Moody’s Rating:	Ba3

S & P Rating:	BB

Coupon:	Floating rate at six month LIBOR plus 3.20%

Final Expected Distribution Date:	October 2, 2005

Initial Average Life:	3.0 years

- AWA -

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